Exhibit 3.26

DECLARATION OF OPERATING AGREEMENT
OF
EAGLE MAYAGUEZ, LLC

THIS DECLARATION OF OPERATING AGREEMENT (the “Agreement”) of Eagle Mayaguez, LLC (the “Company”) is made as of October 23, 2007, by the party signatory hereto.

Preliminary Statement

WHEREAS, the Member (as hereinafter defined) of the Company has caused the organization of a limited liability company under the laws of the State of Missouri by filing Articles of Organization pursuant to The Missouri Limited Liability Company Act.

WHEREAS, the Member desires to state its intent with respect to the operations of the Company in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the party hereby declares as follows:

1.                                      Sole Member and Interest. Eagle Industries, Unlimited, Inc., a Missouri corporation, whose address is 1000 Biltmore Drive, Fenton, Missouri 63026, is the sole Member of the Company and its percentage of interest in the Company (including but not limited to any profits, losses, and distributions therefrom) is 100%.

2.                                      Operating Agreement.  Except as set forth herein, the Member shall operate the Company pursuant to the provisions of The Missouri Limited Liability Company Act, including but not limited to the timing of the dissolution of the Company and the restrictions on transfers of interests in the Company.

3.                                      Existence of the Company. The existence of the Company is perpetual.

4.                                      Members’ Rights to Participate in Management.

a.                                      Except as otherwise expressly provided herein, the Member shall have the exclusive right, authority and responsibility to manage the day-to-day operations and affairs of the Company and to make all decisions with respect thereto; provided, however, that the Member may delegate to third parties ministerial authority to conduct the day-to-day operations of the Company.

b.                                      Notwithstanding anything to the contrary herein, the Member hereby designates John W. Carver as President of the Company and delegates to him, all rights and powers to do all things necessary or convenient to carry out the business affairs of the Company, including, but not limited to: (i) establishing one or more bank accounts on behalf of the Company on which John W. Carver alone or with another party is authorized to draw funds; (ii) signing and executing checks for any proper purpose of the Company, including but not limited to paying service providers, paying taxes, and making distributions; (iii) endorsing checks and depositing all cash receipts into a Company bank account; (iv) engaging such persons as may be necessary from time to time in John W. Carver’s discretion to operate the Company; and (v) having authority to bind the Company, to the same extent as the President of a corporation has authority to bind a corporation, by taking such actions including but not limited to entering into contracts, leases, agreements, loans, promissory notes, mortgages and any and all other documents, instruments or conveyances necessary to operate the Company. Any Member taking any action to bind the Company shall indemnify and hold harmless the President, and the Company against any claim, loss, expense or liability (including, without limitation, attorneys’ fees and expenses, whether or not litigation is commenced) incurred by the President, the Company, or any Member as a result of the unauthorized action of such Member.

5.                                      Entire Agreement; Governing Law.  This Agreement and the rights of the party hereunder shall be governed by and interpreted in accordance with the laws of the State of Missouri applicable to contracts executed and wholly performed in the State of Missouri, without giving effect to the choice or conflicts of laws provisions thereof.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written for the express purpose of acknowledging and agreeing to the provisions applicable to it.

EAGLE MAYAGUEZ, LLC

By: EAGLE INDUSTRIES UNLIMITED, INC.

By:	/s/ John W. Carver, President
John W. Carver, President

2

SECOND AMENDMENT TO OPERATING
AGREEMENT OF
EAGLE MAYAGUEZ, LLC
A Missouri Limited Liability Company

This Second Amendment to Operating Agreement for Eagle Mayaguez, LLC (hereinafter “the Company”) is made and entered into this 6th day of February, 2015, by the sole member of the Company who has affixed his signature hereto as of this date.

A.            The Member previously entered into an operating agreement governing the operation of the Company on October 23, 2007 (hereinafter “Original Operating Agreement”), a copy of which is attached as Attachment I.

B.            The Member wishes to amend the Original Operating Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound, the Member agrees as follows:

1.                                      Amendment to Agreement.  Section 4.b of the Original Operating Agreement is hereby amended in its entirety to read as follows:

b.                                      Notwithstanding anything to the contrary herein, the Member hereby designates Vista Outdoor Inc. as the Member’s Authorized Representative, and delegates to Vista Outdoor Inc. (and any duly authorized officer of Vista Outdoor Inc.), with the power of re-delegation, all rights and powers to do all things necessary or convenient to carry out the business affairs of the Company, including but not limited to:  (i) establishing one of more bank accounts on behalf of the Company on which the Authorized Representative alone or with another party is authorized to draw funds; (ii) signing and executing checks for any proper purpose of the Company, including but not limited to paying service providers, paying taxes, and making distributions; (iii) endorsing checks and depositing all cash receipts into a Company bank account; (iv) engaging such persons, including electing managers (and a Board of Managers), and such other officers, as may be necessary from time to time in the Authorized Representative’s discretion to operate the Company; and (v) having the authority to bind the Company, to the same extent as a president of a corporation has authority to bind a corporation, by taking such actions including but not limited to entering into contracts, leases, agreements, loans, promissory notes, mortgages and any and all other documents, instruments or conveyances necessary to operate the Company. Any Member taking action to bind the Company shall indemnify and hold harmless the Authorized Representative, and the Company against any claim, loss, expense or liability (including, without limitation, attorneys’ fees and expenses, whether or not litigation is commenced) incurred by the Authorized Representative, the Company, or any Member as a result of the unauthorized action of such Member.

2.                                      All capitalized terms not defined in this Amendment will have the meaning ascribed to them in the Original Operating Agreement.

3.                                      Except as otherwise provided herein, all other terms and conditions of the Original Operating Agreement remain in full force and effect.

4.                                      The sole Member hereby agrees and consents to be bound by the terms of the entire operating agreement encompassed by the original as modified by this amendment.

IN WITNESS WHEREOF, the undersigned has duly executed this Amendment to Operating Agreement as sole Member of the Company on the date first written above.

By:	ALLIANT TECHSYSTEMS INC. Authorized Representative of
EAGLE INDUSTRIES UNLIMITED, INC.

	By:	/s/
Scott D. Chaplin
Senior Vice President, General Counsel and Secretary

2

SECOND AMENDMENT TO OPERATING
AGREEMENT OF
EAGLE MAYAGUEZ, LLC
A Missouri Limited Liability Company

This Second Amendment to Operating Agreement for Eagle Mayaguez, LLC (hereinafter “the Company”) is made and entered into this 6th day of February, 2015, by the sole member of the Company who has affixed his signature hereto as of this date.

A.            The Member previously entered into an operating agreement governing the operation of the Company on October 23, 2007 (hereinafter “Original Operating Agreement”), a copy of which is attached as Attachment I.

B.            The Member wishes to amend the Original Operating Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound, the Member agrees as follows:

1.                                      Amendment to Agreement.  Section 4.b of the Original Operating Agreement is hereby amended in its entirety to read as follows:

b.                                      Notwithstanding anything to the contrary herein, the Member hereby designates Vista Outdoor Inc. as the Member’s Authorized Representative, and delegates to Vista Outdoor Inc. (and any duly authorized officer of Vista Outdoor Inc.), with the power of re-delegation, all rights and powers to do all things necessary or convenient to carry out the business affairs of the Company, including but not limited to:  (i) establishing one of more bank accounts on behalf of the Company on which the Authorized Representative alone or with another party is authorized to draw funds; (ii) signing and executing checks for any proper purpose of the Company, including but not limited to paying service providers, paying taxes, and making distributions; (iii) endorsing checks and depositing all cash receipts into a Company bank account; (iv) engaging such persons, including electing managers (and a Board of Managers), and such other officers, as may be necessary from time to time in the Authorized Representative’s discretion to operate the Company; and (v) having the authority to bind the Company, to the same extent as a president of a corporation has authority to bind a corporation, by taking such actions including but not limited to entering into contracts, leases, agreements, loans, promissory notes, mortgages and any and all other documents, instruments or conveyances necessary to operate the Company. Any Member taking action to bind the Company shall indemnify and hold harmless the Authorized Representative, and the Company against any claim, loss, expense or liability (including, without limitation, attorneys’ fees and expenses, whether or not litigation is commenced) incurred by the Authorized Representative, the Company, or any Member as a result of the unauthorized action of such Member.

2.                                      All capitalized terms not defined in this Amendment will have the meaning ascribed to them in the Original Operating Agreement.

3.                                      Except as otherwise provided herein, all other terms and conditions of the Original Operating Agreement remain in full force and effect.

4.                                      The sole Member hereby agrees and consents to be bound by the terms of the entire operating agreement encompassed by the original as modified by this amendment.

IN WITNESS WHEREOF, the undersigned has duly executed this Amendment to Operating Agreement as sole Member of the Company on the date first written above.

By:	ALLIANT TECHSYSTEMS INC.
Authorized Representative of
EAGLE INDUSTRIES UNLIMITED, INC.

	By:	/s/
Scott D. Chaplin
Senior Vice President, General Counsel and Secretary